EXHIBIT 21 - Active Subsidiaries of Registrant

                                                     State of
              Name                                   Incorporation
              ----                                   -------------

              Kinro, Inc.                            Ohio

              Kinro Manufacturing, Inc.              Delaware

              Kinro Holding, Inc.                    New York

              Kinro Texas Limited Partnership        Texas Partnership

              Kinro Tennessee Limited Partnership    Tennessee Partnership

              Lippert Components, Inc.               Delaware

              Lippert Holding, Inc.                  New York

              Lippert Components
                Manufacturing, Inc.                  Delaware

              Lippert Components Texas
                Limited Partnership                  Texas

              Shoals Supply, Inc.                    Delaware

              Shoals Supply Holding, Inc.            New York

              Shoals Supply Texas
                Limited Partnership                  Texas Partnership

              Shoals Supply Tennessee
                Limited Partnership                  Tennessee Partnership


              Coil Clip, Inc.                        Delaware